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                                                                   Exhibit 10.17

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

                  This Amendment to Stock Purchase Agreement is dated as of May 19, 2000 (the "Amendment"), by and between JAWS Technologies, Inc., a Nevada corporation ("JAWS"), Charles A. Ehredt ("Ehredt"), and Nucleus Consulting, Inc., an Illinois corporation ("Nucleus"). Capitalized terms used not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stock Purchase Agreement, dated as of April 20, 2000, by and between JAWS, Ehredt and Nucleus (the "Stock Purchase Agreement").

                                   WITNESSETH:

                  WHEREAS, JAWS, Ehredt and Nucleus are parties to a Stock Purchase Agreement, providing for the sale by Ehredt to JAWS of all of the issued and outstanding share of capital stock of Nucleus (the "Shares"); and

                  WHEREAS, the parties now desire to enter into this Amendment to provide for an acceleration of the payment of the Deferred Cash Consideration to the date hereof.

                  NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

                  1. Notwithstanding any provision in the Stock Purchase Agreement to the contrary, the parties hereto agree that the Deferred Cash Consideration shall be paid by JAWS or its designee to Ehredt on the date hereof.

                  2. Ehredt acknowledges that nothing herein shall release him from his obligations under the Stock Purchase Agreement including, but not limited to, any and all of the indemnity obligations under the Stock Purchase Agreement.

                  3. Except to the extent each is expressly amended by the terms of this Amendment, all terms and conditions of the Stock Purchase Agreement and all other instruments and agreements executed thereunder or in connection therewith shall remain in full force and effect in accordance with their terms. This Amendment may be amended, supplemented or otherwise modified only by written instrument executed by the parties hereto.

                  4. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the terms, conditions and provisions of the Stock Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date first above written.

                                      JAWS TECHNOLOGIES, INC.

                                      By       /s/ Riaz Mamdani
                                      Name:        Riaz Mamdani
                                      Title:       Chief Financial Officer


                                      NUCLEUS CONSULTING, INC.


                                      By  /s/ Charles A. Ehredt
                                      Name:     Charles A. Ehredt
                                      Title:    President


                                      /s/ Charles A. Ehredt
                                      Charles A. Ehredt, individually as Seller